SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 27, 2003

                            CANAL CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    2-96666                     51-0102492
(State or Other Jurisdiction   (Commission File Number)        (I.R.S. Employer
       of Incorporation)                                     Identification No.)

                      717 Fifth Avenue, New York, NY 10022
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 826-6040

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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(This document contains 2 pages)

Item 5. Other Events.

On February 27, 2003, the Company entered into a Contract of Sale for the sale of approximately 30 acres of land located in Sioux City, Iowa (formerly used by the Company for stockyards operations) at a purchase price of One Million Three Hundred Thousand ($1,300,000.00) Dollars. The sale is subject to a number of contingencies which must be satisfied before closing. The Company anticipates it will take approximately six months to close this transaction.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Canal Capital Corporation
                                                         Registrant


                                                 /s/ Reginald Schauder
                                                 -------------------------
                                                 Reginald Schauder
                                                 Chief Financial Officer &
                                                 Vice President-Finance

Date: March 3, 2003